Exhibit 99.2

IN THE UNITED STATES DISTRICT COURT FOR THE

WESTERN DISTRICT OF OKLAHOMA

IN RE SANDRIDGE ENERGY, INC. SHAREHOLDER DERIVATIVE LITIGATION	Case No. CIV-13-102-W Relating to All Derivative Actions

SUMMARY NOTICE OF PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE LITIGATION

TO:	ALL PERSONS WHO OWN SHARES OF SANDRIDGE ENERGY, INC. (“SANDRIDGE” or the “COMPANY”) COMMON STOCK AS OF MARCH 31, 2016 AND CONTINUE TO OWN SUCH SHARES.

YOU ARE HEREBY NOTIFIED, pursuant to Rule 23.1 of the Federal Rules of Civil Procedure and an Order of the United States District Court for the Western District of Oklahoma (the “Court”), of (i) the pendency of the above-captioned shareholder derivative litigation (the “Litigation” or “Action”), which was brought by certain SandRidge shareholders on behalf of and for the benefit of SandRidge; and (ii) a proposed settlement of the Litigation (the “Settlement”), subject to Court approval for consideration as provided in a Stipulation of Settlement (the “Stipulation”) that is filed with the Court and available for review as indicated below, and a payment of $500,000 in cash (the “Settlement Payment”) by defendants WCT Resources L.L.C. (“WCT”), 192 Investments, L.L.C. (“192”), and TLW Land & Cattle, L.P. (“TLW”) (collectively, the “Settling Defendants”) to SandRidge.

A hearing will be held on June 15, 2016, at 10:00 a.m., before the Honorable Lee R. West, at the United States District Court for the Western District of Oklahoma, 200 N.W. 4th Street, Oklahoma City, Oklahoma 73102 (the “Settlement Hearing”) to determine (i) whether the proposed Settlement should be approved; (ii) whether the Released Claims against the Settling Defendants should be dismissed with prejudice as set forth in the Stipulation; (iii) whether Co-Lead Counsels’ request for reimbursement of litigation expenses should be approved by the Court; and (iv) whether certain Plaintiffs’ request for incentive awards should be approved by the Court.

IF THE SETTLEMENT IS APPROVED, THE RIGHTS OF SANDRIDGE SHAREHOLDERS TO PURSUE CLAIMS ON BEHALF OF SANDRIDGE WHICH ARE BEING RELEASED PURSUANT TO THE SETTLEMENT WILL BE AFFECTED.

Please Note: Because this Litigation was brought as a derivative action, which means that it was brought on behalf of and for the benefit of the Company, any monetary benefits from the Settlement Payment will go to SandRidge. In a derivative action, individual shareholders do not receive any direct monetary recovery from the settlement.

A more detailed Notice of Proposed Partial Settlement of Shareholder Derivative Litigation (the “Notice”) that provides additional information concerning the Litigation, the terms of the proposed Settlement, and SandRidge shareholders’ legal rights with respect to the proposed Settlement and the application for reimbursement of litigation expenses, and request for Plaintiffs’ incentive awards, along with copies of the Stipulation and other documents filed in the Litigation, can be obtained from Kaplan Fox & Kilsheimer LLP’s (“Kaplan Fox’) website (www.kaplanfox.com), or the Company’s website (www.sandridgeenergy.com). The notice has been mailed to all shareholders of record as of April 6, 2016. The Notice has also been filed as an exhibit to the Form 8-K filed with the U.S. Securities and Exchange Commission by SandRidge on , 2016 and it is posted on SandRidge’s website http://investors.sandridgeenergy.com/investor-relations/Derivative-Litigation-Settlement/, and Kaplan Fox’s website (www.kaplanfox.com). You may also examine the Court files for the Litigation during regular business hours at the United States District Court for the Western District of Oklahoma, 200 N.W. 4th Street, Oklahoma City, Oklahoma 73102.

If you owned shares of SandRidge common stock as of March 31, 2016 and continue to own such shares through June 15, 2016 (the date of the Settlement Hearing), you may, if you wish to do so, comment to the Court on the proposed Settlement, the application for reimbursement of litigation expenses, and Plaintiffs’ request for incentive awards. Any objections to the proposed Settlement, the application for reimbursement of expenses, or Plaintiffs’ request for incentive awards must be filed with the Court and delivered to Co-Lead Counsel and Counsel for each of the Settling Defendants no later than June 1, 2016, in accordance with the instructions set forth in the Notice.

PLEASE DO NOT CONTACT THE COURT OR THE CLERK’S OFFICE REGARDING THE SETTLEMENT AND THIS NOTICE. All inquiries may be made to Co-Lead Counsel:

KAPLAN FOX & KILSHEIMER LLP Robert N. Kaplan 850 Third Avenue, 14th Floor New York, New York 10022 Telephone: (212) 687-1980 Facsimile: (212) 687-7714 rkaplan@kaplanfox.com Co-Lead Counsel	WHITTEN BURRAGE Michael Burrage, OBA #1350 1215 Classen Drive Oklahoma City, Oklahoma 73103 Telephone: (405) 516-7800 Facsimile: (405) 516-7859 mburrage@whittenburragelaw.com Co-Lead Counsel

You should ask Co-Lead Counsel to confirm receipt of any email correspondence regarding the Settlement or the notice within three business days. If Co-Lead Counsel do not confirm receipt within three business days, you should call to ensure receipt.

By Order of the Clerk of Court United States District Court

for the Western District of Oklahoma

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